UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2011
TESORO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)
(210) 626-6000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-3.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5

Item 1.01	Entry into a Material Definitive Agreement.
On April 26, 2011, Tesoro Logistics LP (the “Partnership”), a subsidiary of Tesoro Corporation (“Tesoro”), completed its initial public offering (the “Offering”) of 14,950,000 common units representing limited partner interests (“Common Units”) at $21.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-171525) initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on January 4, 2011. The material provisions of the Offering are described in the prospectus, dated April 19, 2011, filed with the Commission on April 21, 2011 pursuant to Rule 424(b) under the Securities Act (the “Prospectus”). Tesoro and its wholly owned subsidiary, Tesoro Logistics GP, LLC, formed the Partnership. Tesoro Logistics GP is the Partnership’s general partner.
     Credit Agreement
     On April 26, 2011, the Partnership entered into a senior secured revolving credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders. The Credit Agreement provides for total revolving loan availability of $150 million and permits the Partnership to request that the availability be increased up to an aggregate of $300 million, subject to receiving increased commitments from the lenders. This facility is non-recourse to Tesoro, is guaranteed by all of the Partnership’s subsidiaries and secured by substantially all of the assets of the Partnership and its subsidiaries. The Credit Agreement is scheduled to mature on April 25, 2014.
     Borrowings under the Credit Agreement will bear interest at either a base rate (3.25% at April 26, 2011), plus the applicable margin, or a Eurodollar rate (0.21% at April 26, 2011), plus an applicable margin. The applicable margin at April 26, 2011, was 1.50% in the case of the base rate and 2.50% in the case of the Eurodollar rate but will generally vary based upon the Partnership’s Consolidated Leverage Ratio, as defined in the Credit Agreement.
     The Credit Agreement contains customary affirmative and negative covenants that, among other things, limit or restrict the Partnership’s ability (as well as the ability of the Partnership’s subsidiaries) to:
•	incur additional debt, subject to customary carve outs for certain permitted additional debt, or incur certain liens on assets, subject to customary carve outs for certain permitted liens;

•	make certain cash distributions, provided that we may make quarterly distributions of available cash so long as no default under the Credit Agreement then exists or would result therefrom, and provided that no more than $20 million may be drawn on the revolving credit facility to fund such quarterly distributions;

•	dispose of assets in excess of an annual threshold amount;

•	make certain amendments, modifications or supplements to organization documents and material contracts;

•	engage in certain business activities;

•	engage in certain mergers or consolidations and transfers of assets; and

•	enter into non-arm’s-length transactions with affiliates.
     The Credit Agreement also contains financial covenants. Under these covenants, the Partnership cannot:
•	permit the ratio of their consolidated EBITDA to their consolidated interest charges as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be less than 3.00 to 1.00; or

•	permit the ratio of their consolidated funded debt to their consolidated EBITDA as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be greater than 4.50 to 1.00 during a temporary period from the date of consummation of certain acquisitions (as described in the Credit Agreement) until the last day of the third consecutive quarter following such acquisitions, and greater than 4.00 to 1.00 at all other times.
     The foregoing description is not complete and is qualified in its entirety by reference to the full Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

     Contribution, Conveyance and Assumption Agreement
     The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
     Omnibus Agreement
     On April 26, 2011, in connection with the closing of the Offering, Tesoro Corporation entered into an Omnibus Agreement (the “Omnibus Agreement”) among the Partnership, Tesoro Logistics GP, LLC (the “General Partner”), Tesoro Refining and Marketing Company (“TRMC”), Tesoro Alaska Company (“Tesoro Alaska” and, together with Tesoro and TRMC, the “Tesoro Parties”) and Tesoro Companies, Inc. (“TCI”), that addresses the following matters:
•	the Partnership’s obligation to pay Tesoro an annual corporate services fee, initially in the amount of $2.5 million, for the provision by Tesoro and its subsidiaries of certain centralized corporate services. This fee is in addition to certain expenses of the General Partner and its affiliates (including Tesoro) that are reimbursed in accordance with the Partnership Agreement (as defined below);

•	the Partnership’s agreement to reimburse Tesoro for all other direct or allocated costs and expenses incurred by Tesoro or its affiliates on the Partnership’s behalf;

•	the Tesoro Parties’ agreement not to compete with the Partnership under certain circumstances;

•	the Partnership’s right of first offer to acquire certain logistics assets of the Tesoro Parties;

•	the obligation of Tesoro Alaska and TRMC to indemnify the Partnership for certain claims, losses and expenses the Partnership incurs attributable to, among other matters, certain environmental, title, tax and other liabilities relating to assets contributed by Tesoro and its subsidiaries to the Partnership, and the Partnership’s obligation to indemnify Tesoro and its subsidiaries for certain claims, losses or expenses incurred by Tesoro or its subsidiaries attributable to the ownership and operation of the Partnership’s assets;

•	TRMC’s obligation to reimburse the Partnership for certain costs in excess of agreed thresholds incurred in connection with renewing the Partnership’s current control center services agreement, entering into a new similar agreement with another third party or providing replacement services; and

•	the granting of a license from Tesoro to the Partnership with respect to use of the Tesoro name and trademark.
     So long as Tesoro controls the Partnership’s general partner, the Omnibus Agreement will remain in full force and effect unless mutually terminated by the parties. If Tesoro ceases to control the Partnership’s general partner, either party may terminate the Omnibus Agreement, provided that the indemnification obligations of Tesoro Alaska and TRMC made under the Omnibus Agreement will remain in full force and effect in accordance with their terms.
     The foregoing description is not complete and is qualified in its entirety by reference to the Omnibus Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
     Master Terminalling Agreement
     On April 26, 2011, in connection with the closing of the Offering, TRMC and Tesoro Alaska (collectively referred to in this paragraph as the “Tesoro Parties”) entered into a master terminalling services agreement (the “Master Terminalling Agreement”) with Tesoro Logistics Operations LLC (the “Operating Company”) under which the Tesoro Parties will throughput minimum volumes of refined products equal to an aggregate average of 100,000 bpd per month at the Operating Company’s eight refined products terminals. The Operating Company and the Tesoro Parties have assigned a minimum stipulated volume to each terminal, and the Operating Company is obligated to make available to the Tesoro Parties sufficient storage and throughput capacity at each terminal to allow the Tesoro Parties to throughput the applicable stipulated volume of refined products at each of the terminals. The Operating Company will charge throughput fees for each barrel distributed through its terminals in addition to separate fees, ranging from $0.07 to $1.05 per barrel, for providing ancillary services such as ethanol blending and additive injection. If the Tesoro Parties fail to throughput an amount of refined products equal to its minimum throughput commitment during any calendar month, then the Tesoro Parties will pay the Operating Company a shortfall payment equal to the volume of the shortfall multiplied by the weighted average throughput fee (including any ancillary services fees) incurred by the Tesoro Parties during that month. The amount of any shortfall payment paid by the Tesoro Parties will be credited against any payments owed by the Tesoro Parties during any of the following three months to the extent that the Tesoro Parties’ throughput exceeds their minimum throughput commitment for that month.
     Salt Lake City Short-Haul Pipelines Transportation Services Agreement
     On April 26, 2011, in connection with the closing of the Offering, TRMC entered into a short-haul pipeline transportation services agreement (the “SLC Short-Haul Pipelines Transportation Services Agreement”) with the Operating Company under which TRMC will pay an initial transportation fee of $0.25 per-barrel for transporting minimum volumes of crude oil and refined products equal to an average of 54,000 bpd per month on the Operating Company’s five Salt Lake City short-haul pipelines. If TRMC fails to ship an amount of crude oil and refined products equal to its full minimum throughput commitment during any calendar month, then TRMC will pay the Operating Company a shortfall payment equal to the volume of the shortfall multiplied by the per-barrel transportation fee. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for the transportation of volumes in excess of its minimum throughput commitment on the Operating Company’s five Salt Lake City short-haul pipelines during any of the succeeding three months.
     The foregoing description is not complete and is qualified in its entirety by reference to the full text of the SLC Short-Haul Pipelines Transportation Services Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.
     Salt Lake City Storage and Transportation Services Agreement
     On April 26, 2011, in connection with the closing of the Offering, TRMC entered into a storage and transportation services agreement (the “SLC Storage and Transportation Services Agreement”), with the Operating Company under which TRMC will pay the Operating Company an initial $0.50 per-barrel fee per month for storing crude oil and refined products at the Operating Company’s Salt Lake City storage facility and transporting crude oil and refined products between the storage facility and TRMC’s Salt Lake City refinery through the Operating Company’s four interconnecting pipelines. TRMC’s fees under this agreement are for the exclusive use of the existing shell capacity of the storage facility (currently 878,000 barrels) and the existing capacity on the Operating Company’s four interconnecting pipelines, regardless of whether TRMC fully utilizes all of its contracted capacity.
     The foregoing description is not complete and is qualified in its entirety by reference to the SLC Storage and Transportation Services Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.
     Relationships
     Each of TRMC, Tesoro Alaska, TCI, Tesoro HP (as defined below), the General Partner, the Partnership and the Operating Company is a direct or indirect subsidiary of Tesoro. As a result, certain individuals, including officers and directors of Tesoro and the General Partner, serve as officers and/or directors of more than one of such other entities. As described in Item 2.01 below, the General Partner, as the general partner of the Partnership, holds 622,649 general partner units of the Partnership, which represents a 2% interest in the Partnership and Tesoro, together with TRMC and Tesoro Alaska, holds 304,890 Common Units and 15,254,890 subordinated units of the Partnership (“Subordinated Units”), which represent an approximate 50% interest, excluding the general partner interest, in the Partnership.
     In addition, some of the lenders under the Partnership’s Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Tesoro and its subsidiaries or the Partnership or its subsidiaries. Affiliates of Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, the representatives of the underwriters in the Offering, are lenders under our revolving credit facility and lenders under the Partnership’s revolving credit facility.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     Contribution, Conveyance and Assumption Agreement
     On April 26, 2011, in connection with the closing of the Offering, the General Partner, the Operating Company, Tesoro, Tesoro Alaska, TRMC, and Tesoro High Plains Pipeline Company LLC (“Tesoro HP”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with the Partnership. Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:
•	Tesoro contributed to the General Partner, as a capital contribution, a limited liability company interest in Tesoro HP with a value equal to (a) 2.0% of the equity value of the Partnership immediately after the closing of the Offering and (b) $50 million;

•	the General Partner contributed to the Partnership, as a capital contribution, its limited liability company interest in Tesoro HP in exchange for (a) 622,649 general partner units representing an aggregate 2% general partner interest in the Partnership, (b) all the incentive distribution rights of the Partnership and (c) the right to receive a $50 million distribution from borrowings under the Partnership’s Credit Agreement (as defined herein);

•	Tesoro contributed to the Partnership, as a capital contribution, its remaining limited liability company interest in Tesoro HP in exchange for (a) 1,002,938 Common Units and 6,785,124 Subordinated Units, representing an approximate aggregate 25.0% limited partner interest in the Partnership, and (b) the right to receive approximately $107 million in proceeds from the Offering, of which $0.2 million was to reimburse Tesoro for certain capital expenditures incurred by Tesoro with respect to Tesoro HP;

•	TRMC contributed to the Partnership, as a capital contribution, its 100% limited liability company interest in the Operating Company in exchange for (a) 1,169,195 Common Units and 7,909,891 Subordinated Units, representing an approximate aggregate 29% limited partner interest in the Partnership, and (b) the right to receive approximately $125 million in proceeds from the Offering, of which approximately $2 million was to reimburse TRMC for certain capital expenditures incurred by TRMC with respect to the Partnership-bound assets owned by the Operating Company;

•	Tesoro Alaska contributed to the Partnership, as a capital contribution, its 100% limited liability company interest in Tesoro Alaska Logistics LLC in exchange for (a) 82,757 Common Units and 559,875 Subordinated Units, representing an approximate aggregate 2% limited partner interest in the Partnership, and (b) the right to receive approximately $9 million in proceeds from the Offering, of which $0.1 million was to reimburse Tesoro Alaska for certain capital expenditures incurred by Tesoro Alaska with respect to the Partnership-bound assets owned by Tesoro Alaska; and

•	The net proceeds from the exercise by the underwriters of their option to purchase additional Common Units from the Partnership in the Offering were used to redeem, in partial consideration of their respective contributions of assets to the Partnership, 867,328 Common Units from Tesoro, 1,011,105 Common Units from TRMC and 71,567 Common Units from Tesoro Alaska at a price per Common Unit equal to the proceeds per Common Unit in the Offering before expenses but after deducting underwriting discounts and the structuring fee.
     These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the Credit Agreement described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated in this Item 2.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP
     On April 26, 2011, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership and entered into its First Amended and Restated Agreement of Limited Partnership (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “The Partnership Agreement” and is incorporated herein by reference.
     The foregoing description is not complete and is qualified in its entirety by reference to the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
3.1	First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated April 26, 2011.
10.1	Credit Agreement, dated as of April 26, 2011, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, L/C Issuer and lender, and the other lenders party thereto.
10.2
Contribution, Conveyance and Assumption Agreement, dated as of April 26, 2011, among Tesoro Corporation, Tesoro Alaska Company, Tesoro Refining and Marketing Company and Tesoro High Plains Pipeline Company LLC, Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC.

10.3
Omnibus Agreement, dated as of April 26, 2011, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP and Tesoro Logistics GP, LLC.

10.4	Transportation Services Agreement (SLC Short Haul Pipelines), dated as of April 26, 2011, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.
10.5	Salt Lake City Storage and Transportation Services Agreement, dated as of April 26, 2011, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 29, 2011

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit
Number	Description
3.1	First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated April 26, 2011.
10.1	Credit Agreement, dated as of April 26, 2011, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, L/C Issuer and lender, and the other lenders party thereto.
10.2
Contribution, Conveyance and Assumption Agreement, dated as of April 26, 2011, among Tesoro Corporation, Tesoro Alaska Company, Tesoro Refining and Marketing Company and Tesoro High Plains Pipeline Company LLC, Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC.

10.3
Omnibus Agreement, dated as of April 26, 2011, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP and Tesoro Logistics GP, LLC.

10.4	Transportation Services Agreement (SLC Short Haul Pipelines), dated as of April 26, 2011, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.
10.5	Salt Lake City Storage and Transportation Services Agreement, dated as of April 26, 2011, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.